Exhibit 10.27

AMENDMENT NO. 3 AND LIMITED WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 3 and Limited Waiver to Amended and Restated Credit Agreement (this “Agreement”) dated as of August 11, 2006 is made by and among COVENANT ASSET MANAGEMENT, INC., a Nevada corporation (the “Borrower”), COVENANT TRANSPORT, INC., a Nevada corporation and the owner of 100% of the issued and outstanding common stock of the Borrower (the “Parent”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Agent”), each of the Lenders signatory hereto and each of the Guarantors (as defined in the Credit Agreement) signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Parent, the Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of December 16, 2004, as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated as of July 18, 2005 and Amendment No. 2 to Amended and Restated Credit Agreement dated as of March 3, 2006 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; the capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrower various revolving credit facilities, including a letter of credit facility and a swing line facility; and

WHEREAS, each of the Parent and the Guarantors has entered into a Facility Guaranty pursuant to which it has guaranteed certain or all of the obligations of the Borrower under the Credit Agreement and the other Loan Documents, and the Parent, the Borrower and the Guarantors have entered into various of the Security Instruments to secure their respective obligations and liabilities with respect to the Loans and the Loan Documents; and

WHEREAS, the Parent and the Borrower have advised the Agent and the Lenders that they desire to enter into certain agreements relating to the purchase by the Parent (either directly or indirectly through its wholly-owned Subsidiary) of 100% of the issued and outstanding shares of that certain truckload carrier identified by the Parent and previously disclosed to the Lenders (“Target”) in accordance with the terms and conditions set forth in that certain letter dated as of July 31, 2006 among the Parent, Star and the shareholders of Star (the “Proposed Transaction”);

WHEREAS, in connection with the consummation of the Proposed Transaction, the Parent and the Borrower require waivers to and amendments of certain terms of the Credit Agreement;

WHEREAS, if the Proposed Transaction is consummated, the Agent and the Lenders signatory hereto are willing so to effect such amendments to certain provisions of the Credit Agreement and waivers of certain covenants under the Credit Agreement, in each case as set forth below pursuant to the terms and conditions contained in this Agreement;

WHEREAS, if the Proposed Transaction is not consummated upon the terms and conditions set forth herein, this Agreement shall be of no force or effect;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)     The following definition of “Proposed Transaction” is hereby added to Section 1.2:

“Proposed Transaction” means the purchase by the Parent (either directly or indirectly through its wholly-owned Subsidiary) of 100% of the issued and outstanding shares of that certain truckload carrier identified by the Parent and previously disclosed to the Lenders (“Target”) in accordance with the terms and conditions set forth in that certain letter dated as of July 31, 2006 among the Parent, Target and the shareholders of Target.

(b)     The following definition of “Third Amendment” is hereby added to Section 1.2:

“Third Amendment” means that certain Amendment No. 3 and Limited Waiver to Amended and Restated Credit Agreement dated as of August 11, 2006 among the Borrower, the Parent, the Agent, the Lenders party thereto and each of the Guarantors.

(c)     The following definition of “Third Amendment Effectiveness Date” is hereby added to Section 1.2:

“Third Amendment Effectiveness Date” means the date upon which the conditions set forth in Sections 3, 4 and 5 of the Third Amendment are satisfied.

(d)     Section 10.1(a) is hereby deleted in its entirety and the following is inserted in lieu thereof:

Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be less than (i) the minimum required amount of Consolidated Tangible Net Worth set forth in Line 1.a(d) of the certificate of an Authorized Representative in the form of Exhibit H to the Credit Agreement most recently delivered prior to the Third Amendment Effectiveness Date (the “Third Amendment Effectiveness Date Prior Quarter”) less the amount of intangible assets acquired in connection with the Proposed Transaction during the period from and including the Third Amendment Effectiveness Date until but excluding the last day of the fiscal quarter of the Parent ending after the Third Amendment Effectiveness Date Prior Quarter, and (ii) as at the last day of each fiscal quarter of the Parent ending after the Third Amendment Effectiveness Date Prior Quarter and until (but excluding) the last day of the next following fiscal quarter of the Parent, the sum of (A) the amount of Consolidated Tangible Net Worth required to be maintained pursuant to this Section 10.1(a) as at the end of the immediately preceding fiscal quarter (or, in the case of the first fiscal quarter of the Parent ending after the Third Amendment Effectiveness Date, required to be maintained as of the Third Amendment Effectiveness Date), plus (B) 50% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Parent ending on such day (including within “Consolidated Net Income” certain items otherwise excluded, as provided for in the definition of “Consolidated Net Income”), plus (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Parent resulting from the issuance, sale or exchange of equity securities or other capital investments.

2.     Waivers to Credit Agreement. Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders hereby:

(a)     waive any Default or Event of Default arising from the failure to comply with “the making of Acquisitions permitted hereunder” as set forth in Section 2.2(i) of the Credit Agreement solely as a result of the Proposed Transaction;

(b)     waive any Default or Event of Default arising from the failure to comply with Section 10.2 of the Credit Agreement solely as a result of entering into any agreement, contract, or binding commitment for the Proposed Transaction, provided that such waiver shall only apply to the excess of the amount by which the Costs of Acquisition of the Proposed Transaction, together with all other Costs of Acquisition incurred on or prior to the date of this Agreement during the current Fiscal Year exceeds 20% of Consolidated Total Assets as of the end of the immediately preceding Fiscal Year;

(c)     waive any Default or Event of Default arising from the failure to comply with Section 10.6(a) of the Credit Agreement solely as a result of the Proposed Transaction; and

(d)     waive any Default or Event of Default arising from the failure to comply with Section 10.7(b)(iv) of the Credit Agreement solely as a result of the Proposed Transaction.

The waivers set forth in this Section 2 are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be effected hereby.

3.     Condition Precedent to Section 2(b) Waiver. The effectiveness of the limited waiver to the Credit Agreement provided in Paragraph 2(b) and of this Agreement other than with respect to Paragraphs 1(b), 1(c), 1(d), 2(a), 2(c) and 2(d) hereof shall be effective upon the Agent’s receipt of (i) originally executed counterparts of this Agreement, duly executed by the Agent, the Required Lenders, and on or before December 31, 2006, the Parent, the Borrower and each Guarantor and (ii) originally executed counterparts of the letter agreement, dated as of August 11, 2006, duly executed by the Parent, the Borrower and the Agent (the “Amendment Fee Letter”) and all fees and expenses payable to the Agent and the Lenders as of the date of execution hereof by the Required Lenders as set forth in the Amendment Fee Letter.

4.     Conditions Subsequent to Section 2(b) Waiver. The continued effectiveness of the limited waiver to the Credit Agreement provided in Paragraph 2(b) and of this Agreement other than with respect to Paragraphs 1(b), 1(c), 1(d), 2(a), 2(c) and 2(d) hereof shall be conditioned upon satisfaction of the following conditions:

(a)     The purchase agreement and all other documentation for the Proposed Transaction (the “Proposed Transaction Documents”) which would violate Section 10.2 of the Credit Agreement but for the waiver set forth in Paragraph 2(b) above shall, in the form executed, be consistent with the letter agreement dated as of July 31, 2006 among the Parent, Target, and the shareholders of Target (the “Letter of Intent”); and

(b)     The Agent shall have received a certificate executed by an Authorized Representative of the Parent as to the matters set forth in Paragraph 4(a) above and attaching true, correct and complete copies of each of the Proposed Transaction Documents as soon as is reasonably practicable on or after the date of execution of the Proposed Transaction Documents (but in no event later than the next Business Day after such date of execution of the Proposed Transaction Documents).

5.     Conditions Precedent to Amendments and additional Waivers. The amendments to the Credit Agreement provided in Paragraph 1(b), 1(c), and 1(d), and the limited waivers to the Credit Agreement provided in Paragraphs 2(a), 2(c) and 2(d) shall be effective upon the satisfaction of the following conditions precedent:

(a)     The Proposed Transaction (i) is consummated and effective on or before December 31, 2006, (ii) is consummated in accordance with all applicable laws following receipt of all consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Proposed Transaction, and (iii) is consummated pursuant to documentation consistent with the Letter of Intent.

(b)     Immediately upon giving effect to the Proposed Transaction, Target shall be a wholly-owned direct or indirect Subsidiary of the Parent.

(c)     The Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Agent:

(i)
a certificate dated as of the Third Amendment Effectiveness Date executed by an Authorized Representative of each the Borrower and the Parent as to the matters set forth in Paragraphs 5(a), 5(b), 8(a), 8(b), 8(c) and 8(e) of this Agreement;

(ii)
true and complete copies of consents to the Proposed Transaction by (x) Bank of America, N.A., as lender under that certain Loan Agreement dated as of March 1, 2000 between Target and Bank of America, N.A., as amended through the date hereof (the “Target/Bank of America Loan Agreement”) and (y) AmSouth Bank, as lender under that certain Amended and Restated Loan Agreement dated as of March 1, 2006 between AmSouth Bank and Target, as amended through the date hereof (the “Target/AmSouth Loan Agreement”);

(iii)
a duly completed and executed certificate of an Authorized Representative dated as of the Third Amendment Effectiveness Date in the form of Exhibit H to the Credit Agreement, with respect to the fiscal quarter ending June 30, 2006, demonstrating compliance with the financial covenants contained in Article X of the Credit Agreement, as amended hereby, after giving pro forma effect to the Proposed Transaction; and

(iv)	such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Agent shall reasonably request.

(d)     The Parent and the Borrower shall have paid the fees in the amounts and at the times specified in the Amendment Fee Letter.

(e)     all fees and expenses payable to the Agent and the Lenders (including the fees and expenses of counsel to the Agent) accrued to date shall have been paid in full to the extent invoiced prior to or on the effective date of this Agreement, but without prejudice to the later payment of accrued fees and expenses not so invoiced.

6.     Conditions Subsequent to Amendments and additional Waivers. The continued effectiveness of the amendments to the Credit Agreement provided in Paragraph 1(b), 1(c), and 1(d), and the limited waivers to the Credit Agreement provided in Paragraphs 2(a), 2(c) and 2(d) shall be conditioned upon satisfaction of the following conditions:

(a)     Substantially simultaneously with the consummation of the Proposed Transaction or immediately thereafter, each of the Parent and the Borrower shall have complied with the requirements set forth in Section 9.19 of the Credit Agreement with respect to Target and the Agent shall have received the documents required thereunder.

(b)     Substantially simultaneously with the consummation of the Proposed Transaction or immediately thereafter, the Agent shall have received true and complete copies of amendments to (x) the Target/Bank of America Loan Agreement and (y) the Target/AmSouth Loan Agreement, in each case as necessary not to violate or conflict with the Credit Agreement.

7.     Consent of the Parent and the Guarantors. Each of the Parent and the Guarantors has joined in the execution of this Agreement for the purposes of consenting hereto and for the further purpose of confirming its guaranty of the Obligations of the Borrower pursuant to the Facility Guaranty to which the Parent or such Guarantor is party and its obligations under each other Loan Document to which it is a party. The Parent and each Guarantor hereby consents, acknowledges and agrees to the amendments of the Credit Agreement set forth herein and hereby confirms and ratifies in all respects the Facility Guaranty and each other Loan Document to which the Parent or such Guarantor is a party and the enforceability of such Facility Guaranty and each such other Loan Document against the Parent and such Guarantor in accordance with its terms

8.     Representations and Warranties. In order to induce the Agent and the Lenders party hereto to enter into this Agreement, each of the Parent and the Borrower represent and warrant to the Agent and such Lenders as follows:

(a)     The representations and warranties made by the Parent and the Borrower in Article VIII of the Credit Agreement (after giving effect to this Agreement) and by each Loan Party in each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

(b)     Since the date of the most recent financial reports of the Parent delivered pursuant to Section 9.1 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

(c)     The Persons appearing as Guarantors on the signature pages to this Agreement constitute all Persons who are required (as of the date hereof) to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date as a result of any merger, acquisition or other reorganization, and each such Person has executed and delivered a Facility Guaranty;

(d)     This Agreement has been duly authorized, executed and delivered by the Parent, the Borrower and the Guarantors party hereto and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(e)     No Default or Event of Default has occurred and is continuing either immediately prior to or immediately after the effectiveness of this Agreement.

9.     Entire Agreement. This Agreement, together with the Amendment Fee Letter and all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and not one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except as permitted pursuant to Section 13.6 of the Credit Agreement.

10.     Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects by each party hereto and shall be and remain in full force and effect according to their respective terms.

11.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

12.     Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the state of Tennessee.

13.     Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

14.     References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

15.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parent, the Borrower, the Agent and each of the Guarantors and Lenders, and their respective successors, assigns and legal representatives; provided, however, that neither the Parent, the Borrower nor any Guarantor, without the prior consent of the Required Lenders, may assign any rights, powers, duties or obligations hereunder.

16.     Expenses. The Parent and the Borrower agree to pay to the Agent all reasonable out-of-pocket expenses of the Agent (including the fees and expenses of counsel to the Agent) incurred or arising in connection with the negotiation and preparation of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

COVENANT ASSET MANAGEMENT, INC., a Nevada corporation

By:	/s/ David Parker
Name:	David Parker
Title:	President

PARENT:

COVENANT TRANSPORT, INC., a Nevada corporation

By:	/s/ David Parker
Name:	David Parker
Title:	President and Chief Executive Officer

Signature Page

GUARANTORS:

COVENANT TRANSPORT, INC., a Tennessee corporation

By:	/s/ David Parker
Name:	David Parker
Title:	President and Chief Executive Officer

HAROLD IVES TRUCKING CO., an Arkansas corporation

By:	/s/ David Parker
Name:	David Parker
Title:	President

SOUTHERN REFRIGERATED TRANSPORT, INC., an Arkansas corporation

By:	/s/ David Parker
Name:	David Parker
Title:	Chief Executive Officer

COVENANT.COM, INC., a Nevada corporation

By:	/s/ David Parker
Name:	David Parker
Title:	President and Chief Executive Officer

CIP, INC., a Nevada corporation

By:	/s/ David Parker
Name:	David Parker
Title:	President

Signature Page

AGENT:

BANK OF AMERICA, N.A., as Agent

By:	/s/ Michael Brashler
Name:	Michael Brashler
Title:	Vice President

Signature Page

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Andrew Buunton
Name:	Andrew Buunton
Title:	Vice President

Signature Page

NATIONAL CITY BANK OF KENTUCKY

By:	/s/ Kevin L. Anderson
Name:	Kevin L. Anderson
Title:	SVP

Signature Page

BRANCH BANKING AND TRUST COMPANY

By:	/s/ R. Andrew Beam
Name:	R. Andrew Beam
Title:	Senior Vice President

Signature Page

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Mark A. Stewart
Name:	Mark A. Stewart
Title:	Senior Vice President

Signature Page

AMSOUTH BANK

By:	/s/ W. Walter Robinson III
Name:	W. Walter Robinson III
Title:	Vice President

Signature Page

BNP PARIBAS

By:	/s/ Brad Ellis
Name:	Brad Ellis
Title:	Vice President

By:	/s/ Becky Ortega
Name:	Becky Ortega
Title:	Vice President

Signature Page

SUNTRUST BANK

By:	/s/ J. H. Miles
Name:	J. H. Miles
Title:	Managing Director

Signature Page

Back to Form 10-Q